SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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TMSF HOLDINGS, INC.

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707 Wilshire Blvd., Suite 2600
Los Angeles, California 90017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 28, 2006
11:00 a.m. (Pacific Time)

     You are cordially invited to attend the Annual Meeting of Stockholders of TMSF Holdings, Inc., a Delaware corporation (the “Company”), to be held at its corporate headquarters located at 707 Wilshire Blvd. Suite 2600, California 90017, on July 28, 2006, at 11:00 a.m. (Pacific Time).

     The Annual Meeting of Stockholders is being held for the following purposes:

  To elect the Board of Directors of the Company to serve for a one-year term;
  To ratify the appointment of Singer Lewak Greenbaum & Goldstein, LLP as the independent accountants of the Company for the year ending December 31, 2006;
  To transact other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on June 28, 2006 as the record date for determining those stockholders who will be entitled to vote at the meeting.

     Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

Dated: June 28, 2005

                                                                                                                    For the Board of Directors

                                                                                                                     _______________________________
                                                                                                                    Raymond Eshaghian
                                                                                                                    Chairman of the Board, Chief Executive
                                                                                                                    Officer, President and Secretary

	Pa	ge
	Nu	mber
PROPOSAL NO. 1
ELECTION OF DIRECTORS		2
EXECUTIVE COMPENSATION		6
REPORT OF THE COMPENSATION COMMITTEE		9
REPORT OF THE AUDIT COMMITTEE	1	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	1	5
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	1	6
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934	1	8
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	1	8
STOCKHOLDER'S PROPOSAL	1	9
OTHER BUSINESS	1	9

EXHIBIT A	2	0

____________

PROXY STATEMENT

For Annual Meeting of Stockholders to be Held
July 28, 2006, at 11:00 a.m. (Pacific Time)

Voting

      This proxy statement is delivered to you by TMSF Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Annual Meeting of Stockholders to be held on July 28, 2006 at 11:00 a.m. (Pacific Time) at its corporate headquarters located at 707 Wilshire Blvd. 26 Floor Los Angeles, California 90017 (the “Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is July 5, 2006. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for the election of the four nominees for director named herein, to ratify the appointment of Singer Lewak Greenbaum & Goldstein, LLP (“SLGG LLP”) as the Company’s independent accountants for the year ending December 31, 2006. Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Meeting.

Solicitations

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of common stock of the Company.

Annual Report

     The Company’s Annual Report to Stockholders for the year ended December 31, 2005, is concurrently being provided to each stockholder.

Quorum and Voting Rights

      Holders of common stock of record at the close of business on June 28, 2005 (the “Record Date”) will be entitled to vote at the Meeting. There were 15,000,000 shares of common stock, $0.001 par value per share, outstanding at that date. Each share of common stock is entitled to one vote and the presence, in person or by proxy of holders of a majority of the outstanding shares of common stock, is necessary to constitute a quorum for the Meeting. The affirmative vote of a plurality of all of the votes cast at a Meeting at which a quorum is present is necessary for the election of each of the nominees for director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. Broker non-votes occur when a broker holding a customer’s securities in street name has not received voting instructions from the customer on certain matters.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Company’s directors are elected annually to serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualify. The Company’s Certificate of Incorporation and Bylaws previously provided for a three member Board of Directors which may be modified by a resolution ratified by the Board’s members. The Company’s Board of Directors increased the number of Directors from three to four by a resolution executed in November 2005. The Company’s Bylaws give the Board of Directors the authority to establish, increase or decrease the number of directors. Thus the size of the Company’s Board of Directors is currently set at four members. No proxy will be voted for more than four nominees for director.

      Unless otherwise directed by stockholders within the limits set forth in the Bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitute the Company’s Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of the Company prior to the voting, the proxy holders will refrain from voting for the unavailable nominee or will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Nominees

     The following table provides certain information with respect to the nominees to the Company’s Board of Directors.

Name	Age	Position
Raymond Eshaghian	37	Chairman of the Board, Chief Executive Officer, President and Secretary
H. Wayne Snavely(1)	64	Director
M. Aaron Yashouafar	44	Director
David A. Sklar(1)	54	Director

_______________
(1)  Member of the Audit and Compensation Committee

     Raymond Eshaghian has served as the Company’s Chief Executive Officer, President and Chairman of the Board since October 2002. From July 1995 to October 2002, Mr. Eshaghian served as President of The Mortgage Store Financial, Inc., and from September 1992 to October 2002, he served as a member of its Board of Directors. Mr. Eshaghian also served as Vice President of The Mortgage Store Financial, Inc. from May 1994 to July 1995.

     H. Wayne Snavely has served as a member of the Company’s Board of Directors since October 2002. Mr. Snavely served as the Chairman of the Board and Chief Executive Officer of Imperial Credit Industries, Inc. from December 1991 to August 2001. Mr. Snavely also served as President of Imperial Credit Industries, Inc. from February 1996 to August 2001. Mr. Snavely served as a member of the Board of Directors of Imperial Bank from 1975 to 1983 and from 1993 to 1998. Mr. Snavely currently serves on the Board of Visitors of the Graduate School of Business Management at Pepperdine University.

     M. Aaron Yashouafar has served as a member of the Company’s Board of Directors since October 2002. Mr. Yashouafar is an owner of Milbank Real Estate Services, Inc., a commercial real estate investment and management company in Los Angeles, California, and he has served as its Chief Executive Officer since 2000. Prior to becoming its Chief Executive Officer, Mr. Yashouafar served as Executive Vice President of Milbank Real Estate Services from 1993 to 2000. Additionally, Mr. Yashouafar served as Vice President of Supreme Property Management Company from 1983 to 1993. M. Aaron Yashouafar graduated from California State University at Northridge in 1982 with a degree in Business Administration.

      David A. Sklar was invited to join the Board of Directors of TMSF Holdings’s by unanimous resolution of the Board of Directors and has been serving on our Board of Directors since November, 2005. In December, 2001, Mr. Sklar founded and has since been managing director of S-G Advisors Residential Mortgage Solution LLC and ALCA Investment, LLC. From February, 1999 until May, 2001, Mr. Sklar was Executive Vice President and Chief Financial Officer of Escrow.com. In addition, prior to 1999, Mr.Sklar was Executive Vice President and Chief Financial Officer of Aames Financial Corporation and prior to that, he has served as the Chief Financial Officer of Imperial Bank Corp. Mr. Sklar is a Certified Public Accountant and graduated with a B.A. from UCLA in 1975.

Executive Officers

     The following table sets forth certain information with respect to the executive officer of the Company who is not also a director. For information concerning Raymond Eshaghian, see “Election of Directors — Information Concerning Nominees.”

Name	Age	Position
Daniel M. Rood	53	Chief Financial Officer

     Daniel M. Rood was named Chief Financial Officer of TMSF Holdings Inc. on May 12, 2006. From Feb. 2003 to January 2006 Mr. Rood served as President of Security Pacific Credit Corp, a wholly owned subsidary of Security Pacific Bancorp. From October 1996 to Feb. 2003 Mr. Rood served as Senior Vice President of Imperial Credit Industries. Inc., and it's wholly owned subsidary Southern Pacific Bank. Previous to these assignments Mr. Rood was Managing Director of Kemper Securites and manager of the Structured and Mortgage Finance groups.

     Mr. Rood has been involved in all phases of the capital markets, including securitizations and cross-border securitizations, as well as equity, public and private debt placements, and was heavily involved in mergers/acquisitions advisory capacities. Most recently, Mr. Rood was President of Security Pacific Credit Corporation, a wholly owned subsidiary of Security Pacific Bancorp in Los Angeles, CA. There are no family relationships between any of the directors or executive officers of the Company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation of Directors

      The Company did not pay its non-employee directors any annual compensation for their services or for attendance at Board or committee meetings. However, the Company paid H. Wayne Snavely consulting fees of $40,000 in each of the years 2005, 2004, and 2003. Officers of the Company who are members of the Board of Directors are not paid any directors’ fees. Employee directors are eligible to receive, from time to time, grants of options to purchase shares of Common Stock and direct stock issuances under the 2003 Stock Option, Deferred Stock and Restricted Stock Plan as determined by the Board of Directors. The Company granted stock options H. Wayne Snavely in June 2003. See “Securities Authorized for Issuance Under Equity Compensation Plans,” below.

     As of January 1, 2006 the Company will pay non-employee directors and directors who hold less than 10% of Company’s outstanding stock, a quarterly cash retainer of $5,000 and each non-employee director will receive a fee of $500 for each board or committee meeting attended. Mr. H. Wayne Snavely will receive an additional $5000 per quarter for his duties as the Chairman of the Audit and Compensation committees. The Company will also reimburse all non-employee directors for reasonable expenses incurred in attending meetings as well as expense incurred for other necessary purposes.

Committees and Attendance at Board Meetings and Annual Meetings of Stockholders

      Five meetings of the Board of Directors were held in 2005. Each director attended all meetings. The Company does not have a policy requiring directors to attend the Annual Meeting of Stockholders. All of the directors attended the Annual Meeting of Stockholders in 2005.

      The Company is not required to maintain audit, compensation or nominating committees under the applicable rules of the Over-the-Counter Bulletin Board. However, the Company currently has an audit and compensation committee.

Audit Committee

      The Audit Committee, established by the Board of Directors on November 1, 2002, reviews the scope of auditing activities performed by the Company’s independent accountants. The purpose of the Audit Committee is to recommend engagement of the Company’s independent auditors, to approve the services performed by such auditors, to consult with such auditors and review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company’s operating results and to review the Company’s control procedures and personnel. The Audit Committee does not presently have a written charter. The Audit Committee is currently comprised of H. Wayne Snavely and David A Sklar. As an issuer whose common stock is quoted on the OTC Bulletin Board, the Company is not required to satisfy the listing standards of the New York Stock Exchange, the American Stock Exchange or Nasdaq, including the requirements regarding independence of audit committee members. The committee met twice in 2005.

      The Company’s board of directors has determined that at least one person serving on the Audit Committee is an “audit committee financial expert” as defined under Item 401(e) of Regulation S-B. H. Wayne Snavely is an “audit committee financial expert” and is independent as defined under Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

Compensation Committee

      The Compensation Committee was established by the Board of Directors on November 1, 2002. The purpose of the Compensation Committee is to review and approve the compensation benefits and severance arrangements for the Company’s officers and other employees, administer the Company's stock option and stock purchase plans and make recommendations to the Board of Directors regarding such matters. The Compensation Committee is currently comprised of H. Wayne Snavely and M. Aaron Yashouafar. The Compensation Committee met one time during 2003. The executive compensation for 2004 was discussed with and approved by the Compensation Committee. See "Certain Relationships and Related Transactions."

Director Nominations

     The Board of Directors is responsible for identifying candidates for membership on the Board and makes determinations as to whether to recommend such candidates nomination to the Board based on their character, judgment, and business experience, as well as their ability to add to the Board's existing strengths. This assessment typically includes issues of expertise in industries important to the Company and an assessment of an individual's abilities to work constructively with the existing Board and management, all in the context of an assessment of the perceived needs of the Board at that point in time. The Board does not have any written specific minimum qualifications or skills that a candidate must meet in order to serve on the Board. The Board also evaluates the ability of a candidate to fulfill director responsibilities, leadership skill, integrity, business judgment, ability to develop business for the Company and the ability to work as a member of a team.

     The Company’s Board of Directors as a whole will consider nominees to the Board proposed by stockholders, although the Board has no formal policy with regard to stockholder nominees as it considers all nominees on their merits as discussed above. Any shareholder nominations proposed for consideration by the Board should be timely submitted and contained all required information as set forth below.

     For a stockholder's notice of nomination to be timely, it shall be delivered or mailed and received at the principal executive offices of the Company (i) with respect to an election to be held at the annual meeting of the stockholders of the Company, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company, and (ii) with respect to an election to be held at a special meeting of stockholders of the Company for the election of directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to stockholders of the Company or public disclosure of the date of the special meeting was made, whichever first occurs.

     Such stockholder's notice to the Secretary must set forth all information relating to the person whom the stockholder proposes to nominate for election as a director that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected). In addition, giving the notice (i) the name and address of the stockholder making the nomination and (ii) the class and number of shares of voting stock of the Company that are beneficially owned by the stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

Code of Ethics

     The Company has adopted a code of business conduct and ethics within the meaning of Item 406 of Regulation S-K. This code of The Company has adopted a code of business conduct and ethics within the meaning of Item 406 of Regulation S-K. This code of ethics applies to our directors, executive officers and employees, including our Chief Executive Officer, Chief Financial Officer and Controller. This code of ethics is publicly available in the corporate governance section of the investor relations page of our website located at www.tmsfholdings.com and in print upon request, free of charge, to the Secretary at TMSF Holdings, Inc., 707 Wilshire Blvd. Suite 2600, Los Angeles, California 90017. If we make amendments to the code of ethics or grant any waiver that the SEC requires us to disclose, we will disclose the nature of such amendment or waiver on our website.

Stockholder Communication with the Board of Directors

      Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o Vahe Avanessian, Assistant Secretary, TMSF Holdings, Inc., 707 Wilshire Blvd., Suite 2600, Los Angeles, CA 90017. Each writing stockholder should specify whether the communication is directed to the entire Board of Directors or to a particular director. Company personnel may review the communications and screen improper and irrelevant communications such as solicitations.

EXECUTIVE COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation earned by the Company’s Chief Executive Officer and each of the other executive officers whose annual salary and bonus during 2003, 2004, and 2005 exceeded $100,000 (the “Named Executive Officers”).

      Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Compensation($)	All Other Compensation

Raymond Eshaghian (1)	2005	750,000	--	72,033(3)	18,463(4)
Chairman of the Board,	2004	450,000	250,000	61,908(3)	12,797(4)
Executive Officer,	2003	250,000	125,000	33,826(3)	13,610(4)
President and Secretary

Masoud Najand (2)	2005	144,000	50,000	--	--
Chief Financial Officer	2004	128,000	50,000	--	--
	2003	104,000	40,000	--	--

_______________

(1)

Mr. Eshaghian has served as the Chairman of the Board, Chief Executive Officer, President and Secretary of the Company since October 2002 when The Mortgage Store Financial, Inc. (“The Mortgage Store”) became a wholly-owned subsidiary of the Company and the Company changed its name from Little Creek, Inc. to TMSF Holdings, Inc. (the “Reorganization”). Prior to the completion of the Reorganization, Mr. Eshaghian served as President of The Mortgage Store. See “Certain Relationships and Related Transactions — The Mortgage Store.” Mr. Eshaghian’s compensation is reported in the table with respect to his positions at both the Company and The Mortgage Store for the years ended December 31, 2005, 2004, and 2003.

(2)

Mr. Najand has served as the Chief Financial Officer of the Company from October 2002 through May 2006. Mr. Najand currently serves as the Controller of The Mortgage Store. Mr. Najand’s compensation is reported in the table with respect to his positions at both the Company and The Mortgage Store for the years ended December 31, 2005, 2004, and 2003.

(3)	Represents car allowance.

(4)	Represents life insurance

Stock Option Plan

     On January 30, 2003, the Company’s Board of Directors adopted the 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”), which provides for the grant of qualified incentive stock options (“ISOs”) that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), stock options not so qualified (“NQSOs”), deferred stock and restricted stock awards (“Awards”).

     The Plan authorizes the grant of options to purchase, and Awards of, an aggregate of up to 2,000,000 shares of the Company’s common stock. The number of shares reserved for issuance under the Plan is subject to anti-dilution provisions for stock splits, stock dividends and similar events. If an option granted under the Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Plan.

     Under the Plan, the Company may make loans available to stock option holders, other than executive officers and directors of the Company, subject to the Committee’s approval, in connection with the exercise of stock options granted under the Plan. If shares of the Company’s common stock are pledged as collateral for such indebtedness, such shares may be returned to the Company in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Awards under the Plan.

     No options or Awards may be granted under the Plan after January 30, 2013, provided that the Company’s Board of Directors does not otherwise amend or terminate the Plan prior to such date.

     Options granted under the Plan will become exercisable according to the terms of the grant made by the Board of Directors or the Committee. Awards will be subject to the terms and restrictions of the award made by the Board of Directors or the Committee. The Board of Directors and the Committee have discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted, and in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased. Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company or any subsidiary.

     The exercise price of any option granted under the Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company’s common stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the option holder, (iv) by a full recourse promissory note executed by the option holder, (v) by arrangement with a broker or (vi) by any combination of the foregoing. The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable Internal Revenue Service or Securities and Exchange Commission regulations or other relevant pronouncements.

     The Board of Directors may from time to time revise or amend the Plan and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding stock option or Awards without such participant’s consent or may, without stockholder approval, increase the number of shares subject to the Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the Plan, materially increase the benefits accruing to participants under the Plan or extend the maximum option term under the Plan.

     In the event of a change of control, all outstanding stock options and Awards will fully vest and any indebtedness incurred in connection with the Plan will be forgiven. A “change of control” occurs when (i) any person becomes the beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of the Company’s securities, (ii) during any consecutive two-year period, individuals who at the beginning of such period constitute the Board of Directors, and any new director, with certain exceptions, who was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors, (iii) in some circumstances, the stockholders approve a merger or consolidation, or (iv) the stockholders approve the complete liquidation, sale or disposition of all or substantially all of the Company’s assets.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table provides information as of December 31, 2005 regarding compensation plans including individual compensation arrangements under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,885,000(1)	$1.19	865,000(2)

Equity compensation plans not approved by security holders	--	--	--

Total	1,885,000	$1.19	865,000

_______________

(1)	Represents share options outstanding under the Plan including 750,000 options issued outside of the Plan.

(2)	Represents share options available for future grants under the Plan.

     During the year ended December 31, 2003, the Company adopted an equity compensation plan (including individual compensation arrangements), which was approved by the Company’s stockholders, pursuant to which 2,000,000 shares were reserved for issuance.

     On June 25, 2004, under the Company’s employee stock option plan and with approval of the Board of Directors, Raymond Eshaghian, the President and CEO of the Company was granted 500,000 Incentive Stock Options (“ISO”) to purchase company’s stock at an exercise price of $0.95. These options vest immediately.

     On August 23, 2004 under the Company’s employee stock option plan and in consideration for services rendered in the past and as future incentive M. Aaron Yashouafar was granted 210,000 options to purchase the Company’s stock at an exercise price of $0.95. These options vest immediately.

     On August 23, 2004 in consideration for services rendered, the Company granted Mr. Joseph H. Nourmand options to purchase 52,000 shares of common stock at an exercise price of $0.85 per share. These options vested immediately. The company has recognized the fair market value of these options as consulting expense.

     On May 4, 2004 the Company granted to CCG Investor Relations, options to purchase 30,000 shares of common stock, which expired on May 1, 2006 unexercised. At the time of grant these were recognized as consulting expense at their fair market value. On May 18, 2006, the Company re-issued options to purchase 30,000 shares of common stock to CCG Investor relation at fair market value ($1.40) which will expire on May 18, 2007.

     On April 15, 2005 and May 6, 2005, under the Company’s employee stock option and with approval of the Board of Directors, certain employees were granted 340,500 options to purchase the Company’s stock at an exercise price range of $2.00 - $2.35 per share, vested over a period of five years, commencing April 2005 and expiring in 2015.

     On September 7, 2005, under the Company’s employee stock option plan and with approval of the Board of Directors, a company executive was granted 300,000 options to purchase the Company’s stock at an exercise price range of $3.50 per share, vested over a period of five years, commencing September 2005 and expiring in 2015. These options were cancelled on November 30, 2005.

     In November 2005, under the Company’s employee stock option plan and with the approval of the Board of Directors, two employees were granted 10,000 options each to purchase the Company’s stock at an exercise price rang of $2.80 per share, vested over a period of five years, commencing November 1, 2005 and expiring in 2015.

Option Grants in 2005

     The following table sets forth information regarding the number of securities of TMSF Holdings underlying exercisable and unexercisable options, and the value of exercisable and unexercisable options held by our named executive officers as of December 31, 2005.

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted	Percent of Total Option/SARs Granted to Employees in Fiscal Year	Exercise of Base Price	Expiration Date	Option Value($)
Raymond Eshaghian	--	--	--	--	--
Masoud Najand	100,000	27%	2.35	05/04/2015	274,000

The valuation calculations are solely for purposes of compliance with the rules and regulations promulgated under the Exchange Act, and are not intended to forecast possible future appreciation, if any, of our stock price. The grant date present value for the options expiring on May 4, 2015 is derived by using the Black-Scholes option-pricing model with the following assumptions: option term of 10 years; an annualized risk-free interest rate range of 4.28%; a volatility rate of 120%, and a dividend yield of 0%. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No.123, “Accounting for Stock-Based Compensation.” This valuation model was not adjusted for risk of forfeiture or the vesting restrictions of the options for the options expiring on May 4, 2015, which became exercisable pro rata over a five-year period. This valuation model does not necessarily represent the fair market value of individual options. At the expiration date, the options will have no actual value unless, and only to the extent that, the price of the common stock appreciates from the grant date to the exercise date.

Aggregated Option Exercises in 2005 and 2005 Year-End Option Values

     As of December 31, 2005, there were 1,885,000 options oustanding. The weighted average price of the options was $1.19 per option.

     Named Executive Officers did not exercise any stock options during the year ending December 31, 2005. The following table sets forth the outstanding stock options of the Named Executive Officers as of December 31, 2005. The value of the unexercised “in-the-money” options is based on the fair market value of $434,000 as of December 31, 2005, minus the exercise price, multiplied by the numbers of shares underlying the options.

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values

(a)	(b)	(c)	(d)	(e)
Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			FY-End (%)	FY-End ($)
	Shares Acquired		Exercisable/	Exercisable/
Name	on Exercise ($)	Value Realized ($)	Unexercisable	Unexercisable

Raymond Eshaghian	--	--	(500,000)	(750,000)
Masoud Najand	--	--	100,000	--

REPORT OF THE COMPENSATION COMMITTEE

Compensation Policies and Philosophy

     The compensation committee administers the policies governing our executive compensation program. All issues pertaining to executive compensation are reviewed by the compensation committee and recommendations are made to the Board of Directors for their approval. Compensation agreements established for executive officers base incentives on the company achieving long and short term goals that in the opinion of the committee create greater shareholder value.

      It is important that compensation be competitive in the marketplace and provide incentives for management to deliver superior results for our shareholders.

Compensation in 2005

      Each executive officer’s compensation is comprised of two principal components: base salary and incentive compensation.

     Consistent with company policy and in accordance with his employment agreement an incentive bonus was paid to Mr. Najand.

      Highlights of the company’s performance in 2005 were:

  Estimated net income per diluted common share increased 1.06%
  Total loan origination volume increase 70% year over year.
  Shareholders Equity increased 64% to $23.5 million.

Compensation of Our Chief Executive Officer In 2005

      Mr. Eshaghian, as Chairman, Chief Executive Officer and Secretary, significantly and directly influenced the company’s performance in 2005. The compensation committee has reviewed all components of Mr. Eshaghian’s compensation, including base salary, bonus, and benefits. In 2005, Mr. Eshaghian received a base salary of $750,000. Mr. Eshaghian was awarded other annual compensation in the aggregate amount of $72,033. The committee believes that Mr. Eshaghian’s compensation is consistent with the terms of his employment agreement and was well deserved based upon the performance of the company in 2005.

Policy of Deductibility of Compensation

     Section 162(m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other Named Executive Officers to the extent that compensation of a particular executive exceeds $1.0 million, unless such compensation was based upon performance goals determined by a compensation committee consisting solely of two or more outside directors, the material terms of which are approved by a majority vote of the stockholders prior to the payment of such remuneration. The incentive compensation under the current employment agreements with each of Messrs. Eshaghian, and Najand are structured with the intent to meet the compensation deduction under Section 162(m).

     The compensation committee intends to review our compensation programs to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to our existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company of amounts paid as compensation. However, this policy does not rule out the possibility that compensation may be approved that may not qualify for the compensation deduction if, in light if all applicable circumstances, it would be in the best interests of the company for such compensation to be paid.

Conclusion

     The compensation committee believes that the Company’s overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage superior performance from the executive group, which will create added stockholder value. The committee will continue to evaluate and administer the Company’s executive compensation program in a manner that we believe will compensate management for performance and in the best interest of our stockholders.

                                                      COMPENSATION COMMITTEE:

                                                H. Wayne Snavely (Director)

                                         David A. Sklar (Director)

Compensation Committee Interlocks and Insider Participation

      During 2005, our compensation committee consisted of Messrs. Snavely and Sklar. Mr. Sklar replaced Mr. M. Aaron Yashouafar who was serving in this position until November 2005. No member of the compensation committee was, during the fiscal year, an officer or employee of the Company, nor was any member of the compensation committee formerly an officer of the Company.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      Set forth below is a performance graph comparing the cumulative total stockholder return on our common stock, and the S&P 500 Stock Index January 1, 2005 and ending on December 31, 2005. The graph assumes $100 invested on January 1, 2005 in our common stock, and the S&P 500 Stock Index. The stock price performance shown on the graph is not necessarily indicative of future price performance.

	12/31/2004	12/31/2005

TMSF Holdings, Inc.	4333.33	4666.67

S & P Composite	1089.93	1122.64

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

     In the audit committee's discussion with the independent auditors in relation to the filings of the Company's annual report for the year 2005 and the first quarter report for the year 2006, certain internal control deficiencies have been identified. Currently the audit committee and the Company are working to address and correct the internal control deficiencies identified in the above reports.

     Company management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The responsibility of the Audit Committee is to monitor and oversee these processes. These services may include audit services, audit-related services, tax services and other services.

     In connection with these responsibilities, the Audit Committee communicated with Company management and the independent auditors to review and discuss the December 31, 2005 financial statements. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No.61 (Communication with Audit Committees) as may be modified or supplemented. The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees) which requires the written disclosure of all relationships between the Company and its independent auditors that, in the independent auditor’s professional judgment, may reasonably be thought to bear on independence and confirmation that, in its professional judgment, it is independent of the company that it is auditing.

     The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(I)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members of the audit committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full audit committee at its next scheduled meeting. In pre-approving the services in 2004 under audit related fees, tax fees or all other fees, the Audit Committee did not rely on the de minimis exception to the SEC pre-approval requirements.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2005 and 2004

     During the fiscal year ended December 31, 2005, 2004, and 2003 the Company retained Singer Lewak Greenbaum & Goldstein, LLP as independent auditors and paid the following fees for services rendered:

	For the Year Ended December 31,
	2005	2004	2003
Audit fees	$116,000	$115,400	$110,000
Audit-related fees (1)	166,000	8,300	7,000
Tax fees (2)	12,500	14,000	8,000
All other fees	--	--	--

Total audit and non-audit fees	$294,500	$137,700	$125,000

_________________

(1) Review of Registration Statements on SB-2 filing and Form S-4 Information Statement/Prospectus
(2) Preparation of tax return

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

     The audit committee pre-approves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(I)(B) of the Exchange Act which are approved by the audit committee prior to the completion of the audit. The audit committee may form and delegate authority to subcommittees consisting of one or more members of the audit committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full audit committee at its next scheduled meeting. In pre-approving the services in 2006 under audit related fees, tax fees or all other fees, the audit committee did not rely on the de minimis exception to the SEC pre-approval requirements.

     The Audit Committee reviewed the non-audit fees described above and concluded that the amount and nature of those fees is compatible with maintaining independent auditor’s independence.

     Based on the Audit Committee’s discussions with Company management, review of the independent auditor’s letter and discussions with the independent auditors, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

                 Respectfully submitted,

              H. Wayne Snavely
  David A. Sklar

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of April 14, 2006 by (i) each person known to the Company to beneficially own more than five percent of the Company’s common stock, (ii) each director, (iii) the Company’s executive officers, and (iv) all directors and executive officers as a group.

      The percentage ownership of TMSF Holdings is calculated based on 15,000,000 shares of TMSF Holdings common stock outstanding as of April 14, 2006. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment powers. A stockholder is also deemed to be, as of any date, the beneficial owners of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement and such shares are added to the 15,000,000 shares of common stock when calculating such stockholder’s beneficial ownership percentage. The address of each of such persons listed below is c/o: TMSF Holdings, Inc., 707 Wilshire Boulevard, Suite 2600, Los Angeles, California 90017.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Officers and Directors
Raymond Eshaghian	9,617,450(1)	62.1
M. Aaron Yashouafar	2,037,150(2)	13.4
H. Wayne Snavely	750,000(3)	4.8
David A. Sklar	--	--
Masoud Najand	--	--
All directors and officers as a group (5 persons)	12,373,350	75.1
5% Beneficial Owners
Solyman Yashouafar (4)	1,790,000	11.9

(1)  Includes 500,000 shares of common stock underlying options that are exercisable currently or within 60 day of April 14, 2006.
(2)  Includes 210,000 shares of common stock underlying options that are exercisable currently or within 60 day of April 14, 2006.
(3)  Includes 750,000 shares of common stock underlying options that are exercisable currently or within 60 day of April 14, 2006.
(4)  Mr. Yashouafar’s address is 660 S. Figueroa Street 24th Floor, Los Angeles, CA 90017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Mortgage Store

      The Mortgage Store Financial, Inc. (“The Mortgage Store”) is a wholly-owned subsidiary of the Company, which is a holding company. The Company and The Mortgage Store have interlocking executive positions and share common ownership. Raymond Eshaghian, the Company’s Chairman of the Board, Chief Executive Officer, President and Secretary, and The Mortgage Store’s President, is an owner of 62% of the outstanding shares of the common stock of the Company. By virtue of this stock ownership, Mr. Eshaghian may be deemed to be a “control person” of the Company within the meaning of the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

      In addition, as owner of a majority of the outstanding shares of voting stock of the Company, Mr. Eshaghian has the right to elect the majority of the members of the Company’s Board of Directors and has the ability to significantly control the outcome of matters for which the consent of the holders of the majority of the outstanding shares of the common stock of the Company is required.

Related Party Transactions

      During the years ended December 31, 2005 and 2004, the Company paid $532,000 and $403,600 respectively, for consulting expenses to companies owned by shareholders. The Company also paid $360,000 and $397,500 respectively, for consulting expenses to a relative of a shareholder during the years ended December 31, 2005 and 2004. Furthermore, during the years ended December 31, 2005 and 2004 the Company paid consulting expenses of $40,000 and $40,000 respectively, to a director. This consulting agreement terminated in November 2005.

Mortgage Loans for Employees

     During the course of its business the Company provides mortgage loans to its employees and related parties at prevailing market rates. During the years ended December 31, 2005, 2004, and 2003 the company funded $4,976,225, $1,470,600, and $470,700 in mortgage loans for officers or executive employees of the company, and $5,437,475, $5,699,900, and $1,398,000 respectively for persons related to officers. These loans were subsequently sold at the secondary market at comparable margins.

Lease Agreement

      In October 2002, the Company began leasing its corporate offices from Milbank Real Estate Services, Inc., a commercial real estate investment and management company that is owned in part by Massoud Yashouafar, who is a member of the Company’s Board of Director and 10% stockholder. The Company paid approximately $779,200 to Milbank Real Estate Services for the lease of its corporate offices during the year ending December 31, 2005. The lease expired in November 2005 and the Company moved to a new location, which is sub-leased until May 31, 2007 with an option to renew. The present lease agreement provides for future payment of approximately $865,900.

Private Placement

     On November 29, 2002, an aggregate of 5,000,000 shares of the Company’s common stock, par value $0.001, was sold and issued at a price of $0.60 per share in a private offering to four accredited investors pursuant to Regulation D of the Securities Act in exchange for $2,000,000 principal amount of notes that was previously issued by The Mortgage Store to affiliates of the investors and a cash payment of $1,000,000.

     M.  Aaron Yashouafar, a member of the Company’s Board of Directors, participated in this private offering and, as a result, he beneficially owns 2,000,000 shares of the Company’s common stock.

Registration of Shares

     The Company has agreed to register 14,500,000 shares of its outstanding common stock, which includes 9,500,000 shares issued to Raymond Eshaghian, as well as the 5,000,000 shares issued pursuant to the private placement in November 2002, of which 2,000,000 are beneficially owned by M. Aaron Yashouafar.

COMPLIANCE WITH SECTION 16(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of the common stock of the Company. Such persons are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year which ended December 31, 2005, all Section 16(a) filing requirements applicable to the Company’s executive officers, directors and greater than ten percent stockholders were satisfied by such persons, except that a Form 3 was never filed for David Sklar. A Form 3 for Mr. Daniel M. Rood was timely filed in May 2006 on the date that he became an officer of the Company, on options that he was granted in February 2006.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     For the 2005 fiscal year, Singer Lewak Greenbaum & Goldstein, LLP (“SLGG LLP”) provided audit services that included examination of the Company’s annual consolidated financial statements. Upon the review and internal discussions of the Company’s Board of Directors, the Company’s Board of Directors has selected SLGG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2006. The stockholders are being requested to ratify such selection at the Annual Meeting of Stockholders. A representative of SLGG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

STOCKHOLDERS’ PROPOSALS

     Under the Company’s bylaws, nominations for a director may be made only by or at the direction of the Board of Directors or by a stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Company’s bylaws (i) not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, or (ii) with respect to an election to be held at a special meeting for the election of directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to stockholders as provided in the Company’s bylaws or public disclosure of the date of the special meeting was made, whichever first occurs.

     The Company’s bylaws also provide only such business shall be conducted as shall have been properly brought before the annual meeting of stockholders. To be properly brought before the annual meeting of stockholders, business must be specified in the notice of meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder entitled to vote at such meeting and who complies with the notice procedures set forth in the Company’s bylaws not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Stockholders who wish to submit a proposal for consideration at the Company’s 2006 annual meeting of stockholders, but who do not wish to submit a proposal for inclusion in the Company’s proxy statement, must deliver a copy of their proposal no later than April 12, 2007.

     These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s Proxy Statement under Rule 14a-8 of the Exchange Act. Stockholders are hereby notified that if they wish a proposal to be included in the Company’s Proxy Statement and form of proxy relating to the 2007 annual meeting of stockholders, they must deliver a written copy of their proposal no later than April 1, 2007. Such proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, in order to be included in the Company’s proxy materials.

     In either case, proposals should be delivered to 707 Wilshire Blvd. Suite 2600 Los Angeles CA 90017, Attention: Assistant Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail return receipt requested.

OTHER BUSINESS

     The Board of Directors does not know of any other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxy holders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

                               BY ORDER OF THE BOARD OF DIRECTORS

                  Vahe Avanessian, Assistant Secretary

Dated: June 28, 2006
Los Angeles, California

Exhibit A

TMSF HOLDINGS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of TMSF Holdings, Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 28, 2006, and hereby appoints Raymond Eshaghian and Masoud Najand and each of them, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of TMSF Holdings, Inc. to be held at its corporate headquarters located at 707 Wilshire Blvd 26 Floor, Los Angeles, California 90017, on Friday, July 28, 2006, at 11:00 a.m., Pacific Time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

The Board of Directors unanimously recommends that you vote FOR the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Nominees

     |   |FOR all the nominees listed below (except as marked to the contrary below)

     |   |WITHHOLD AUTHORITY to vote for the nominees as indicated below (please circle)
                     Nominees: Raymond Eshaghian, H. Wayne Snavely, M. Aaron Yashouafar, David A. Sklar

2. Ratify the appointment of Singer Lewak Greenbaum & Goldstein, LLP as independent accountants for the year ending December 31, 2006.

     |   | FOR                 |   | AGAINST                 |   | ABSTAIN

3. Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS HEREON, DATE AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING      |   |

MARK HERE FOR CHANGE OF ADDRESS AND NOTE AT LEFT      |_|

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR APPROVAL OF PROPOSAL 2 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

Dated: _______________, 2006

Signature: ______________________________

Signature, if held jointly: ________________________________

Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.